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                                                                 EX-99.a2(i)

                                                             AMENDMENT NO. 9

                         CERTIFICATE OF THE SECRETARY
                                    of the
                          BRINSON RELATIONSHIP FUNDS

                   RESOLUTIONS APPROVING THE RE-DESIGNATION
                                      OF

                        BRINSON POST-VENTURE FUND, AND
              BRINSON U.S. LARGE CAPITALIZATION VALUE EQUITY FUND
                                      AS
                BRINSON U.S. SMALL CAPITALIZATION EQUITY FUND,
                      AND BRINSON U.S. VALUE EQUITY FUND

         Pursuant to Article III, Section 3.6 of the By-Laws, dated August 22, 1994, of Brinson Relationship Funds, a Delaware Business Trust (the "Trust"), Carolyn M. Burke does hereby certify the following:

         1. She is the duly elected, qualified and acting Secretary of the Trust.

         2. Attached hereto as incorporated by reference into the Trust's Amended and Restated Agreement and Declaration of Trust dated August
                                                                       ______
         15, 1994, as amended May 20, 1996 (the "Declaration"), pursuant to
         _________________________________
         Article IX, Section 9.8(f) of the Declaration, is a true and complete copy of the resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") with respect to the re-designation of the Brinson Post-Venture Fund and Brinson U.S. Large Capitalization Value Equity Fund to the Brinson U.S. Small Capitalization Equity Fund and Brinson U.S. Value Equity Fund.

         3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on February 28, 2000 at which a quorum was present and, unless subsequently amended by resolutions adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 31st day of March, 2000.


(Trust Seal)
                                               /s/ Carolyn M. Burke
                                               ---------------------------------
                                               Carolyn M. Burke, Secretary
                                               Brinson Relationship Funds


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   Resolutions Adopted February 28, 2000 and Incorporated By Reference Into
                    the Agreement and Declaration of Trust
                       of the Brinson Relationship Funds
                     dated August 15, 1994, as amended on
                 May 20, 1996 (the "Declaration"), Pursuant to
                      Article IX, Section 9.8(f) thereof

                         APPROVAL OF RE-DESIGNATION OF

                         BRINSON POST-VENTURE FUND AND
              BRINSON U.S. LARGE CAPITALIZATION VALUE EQUITY FUND
                                      AS
              BRINSON U.S. SMALL CAPITALIZATION EQUITY FUND, AND
                        BRINSON U.S. VALUE EQUITY FUND


"RESOLVED,     that the Board of Trustees hereby redesignates the Series
               currently known as the:

               Brinson Post-Venture Fund, and
               Brinson U.S. Large Capitalization Value Equity Fund, as
               Brinson U.S. Small Capitalization Equity Fund, and
               Brinson U.S. Value Equity Fund,

               which redesignations shall be effective upon the filing of the next Amendment to the Trust's registration statement with the SEC; and

FURTHER
RESOLVED,      that the officers of the Trust, with the advice of Trust counsel, are hereby authorized and directed to take such actions as are necessary to effectuate the redesignation of the Series identified above, including making such revisions to the Trust's registration statement, prospectuses, and other relevant documents, as required."